UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2014

ACCELLENT INC.

(Exact name of registrant as specified in its charter)

Maryland	333-130470	84-1507827
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Fordham Road Wilmington, Massachusetts	01887
(Address of principal executive offices)	(Zip Code)

(978) 570-6900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 3, 2014, Accellent Inc., a Maryland corporation (the “Company”), Accellent Holdings Corp., a Delaware corporation (“Holdings”), Lake Region Medical Holdings, Inc., a Delaware corporation and an affiliate of the Company (“Buyer”), Lake Region Merger Sub, Inc., a Minnesota corporation and wholly owned direct subsidiary of the Company (“Merger Sub”), Lake Region Manufacturing, Inc. d/b/a Lake Region Medical, a Minnesota corporation (“Lake Region”), certain stockholders of Lake Region (the “Rollover Stockholders”), the stockholders of Holdings (the “Holdings Stockholders”) and Joseph F. Fleischhacker as Sellers’ Representative, entered into a Contribution and Merger Agreement (the “Merger Agreement”).

Pursuant to the terms of the Merger Agreement and subject to the conditions set forth therein, Merger Sub will merge with and into Lake Region (the “Merger”) and the Company will acquire all of the outstanding capital stock of Lake Region. Immediately prior to the Merger, the Rollover Stockholders will contribute shares of common stock of Lake Region with an aggregate value of $75,000,000 to Buyer in exchange for shares of common stock of the Buyer. Also immediately prior to the Merger, the Holdings Stockholders will contribute their shares of common stock of Holdings to Buyer in exchange for an equal number of shares of common stock of Buyer. Following these contributions, Buyer will pay the stockholders of Lake Region aggregate cash consideration of $315,000,000 in respect of the remaining outstanding shares, subject to adjustments in respect of outstanding indebtedness, cash, working capital and certain expenses of Lake Region.

After consummation of the Merger, Buyer and its subsidiaries, including the Company, will conduct business under the brand of “Lake Region Medical,” except that the Advanced Surgical unit of Buyer and its subsidiaries will conduct business under the brand of “Accellent.”

The Merger Agreement contains specified termination rights for the parties. If Lake Region terminates the agreement due to a material breach of Buyer, Holdings, the Company, or Merger Sub, or due to the failure of Buyer to consummate the Merger when all the conditions to the Merger Agreement are satisfied, then in each case, Buyer would be required to pay Lake Region a specified termination fee.

Completion of the Merger is subject to customary closing conditions, including: (i) the absence of legal constraints; (ii) approval of the Merger by antitrust authorities; (iii) accuracy of representations and warranties and compliance with covenants contained in the Merger Agreement; (iv) the absence of a material adverse effect; (v) approval by the stockholders of Lake Region; and (vi) entry by certain of the Rollover Stockholders into a confidentiality, non-competition and non-solicitation agreement.

Each of Lake Region, the Rollover Stockholders, Holdings, Buyer, the Company and the Holdings Stockholders has made customary representations and warranties in the Merger Agreement. Lake Region has agreed to various covenants and agreements, including, among other things, to conduct its business in the ordinary course of business during the period between the execution of the Merger Agreement and the closing of the Merger.

Item 2.02	Results of Operations and Financial Condition.

Accellent Inc. Preliminary Financial Results

In connection with the syndication of the debt financing referred to in Item 8.01 below, the Company is releasing certain preliminary financial results for the fourth quarter and full year ended December 31, 2013:

The Company expects that net sales for the fourth quarter of 2013 will approximate $137 million to $139 million, an increase of between 12.2% and 13.8% from $122.1 million in the fourth quarter of 2012. The Company expects that Adjusted EBITDA (a non-GAAP financial measure) in the fourth quarter of 2013 will increase between 21.1% and 30% to approximately $27.5 million to $29.5 million compared to Adjusted EBITDA of $22.7 million in the fourth quarter of 2012.

The Company expects net sales for the full year ended December 31, 2013 to be approximately $524 million to $526 million, an increase of between 5.1% and 5.5% from $498.6 million for the full year ended December 31, 2012. The Company expects Adjusted EBITDA for the full year ended December 31, 2013 will increase between 5.4% and 7.4% to $104 million to $106 million compared to Adjusted EBITDA of $98.7 million for the year ended December 31, 2012.

The financial data presented above is preliminary, based upon the Company’s estimates, and is subject to revision based upon its financial closing procedures and the completion of its financial statements, and is subject to audit. The Company’s actual results may be materially different from its estimates. In addition, these estimated results are not necessarily indicative of the Company’s results for the quarter, year or any future period. The preliminary financial data set forth above has been prepared by, and is the responsibility of, management of the Company. The Company and its management believe that the preliminary financial data relating to its business has been prepared on a reasonable basis, reflecting the best estimates and judgments. However, because this information is an estimate, it should not be relied on as necessarily indicative of future results.

Reconciliations of non-GAAP financial measures to GAAP financial measures follow:

ACCELLENT INC.

Reconciliation of Net (Loss) Income to EBITDA to Adjusted EBITDA

(in millions)

	Three Months Ended			Twelve Months Ended
		Preliminary			Preliminary
		and Unaudited			and Unaudited
	December 31, 2012	December 31, 2013		December 31, 2012	December 31, 2013
		Low	High		Low	High
RECONCILIATION OF NET (LOSS) INCOME TO EBITDA:
Net (loss) income	$(3.3)	$(1.0)	$1.0	$(22.4)	$(73.0)	$(71.0)
Interest expense, net	17.2	17.0	17.0	69.1	69.0	69.0
Provision (benefit) for income taxes	(0.9)	1.0	1.0	1.8	4.0	4.0
Depreciation and amortization	9.6	8.0	8.0	39.2	33.0	33.0

EBITDA (1)	$22.6	$25.0	$27.0	$87.7	$33.0	$35.0

Adjustments:
Impairment of goodwill	—	—	—	—	63.0	63.0
Stock-based compensation – employees	0.3	0.2	0.2	0.7	1.0	1.0
Stock-based compensation - non-employees	—	(0.3)	(0.3)	0.1	—	—
Employee severance and relocation	0.8	0.3	0.3	2.7	1.0	1.0
(Gain) loss from discontinued operations, net	(0.6)	—	—	3.6	—	—
Restructuring expenses	0.3	0.4	0.4	2.9	—	—
Plant closure costs & other	0.2	0.5	0.5	0.7	2.0	2.0
Currency (gain) loss	(0.4)	0.8	0.8	(0.3)	2.0	2.0
(Gain) loss on disposal of assets	—	0.1	0.1	(0.3)	1.0	1.0
Other taxes	(0.2)	0.1	0.1	0.2	—	—
Management fees to stockholder	0.4	0.4	0.4	1.4	1.0	1.0
Realized gain on available for sale security	(0.7)	—	—	(0.7)	—	—

Adjusted EBITDA (1)	$22.7	$27.5	$29.5	$98.7	$104.0	$106.0

(1)	EBITDA and Adjusted EBITDA are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income (loss) or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity.

EBITDA represents net income (loss) before net interest expense, provision for income taxes and depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted to give effect to certain non-cash items and other adjustments, all of which are defined in the indentures governing our debt. The adjustments include adjustments for impairment of goodwill, restructuring charges and related plant closure costs, stock compensation charges, severance and relocation costs, results from discontinued operations, executive recruiting costs, currency gains and losses, gains and losses on derivative instruments, gains and losses resulting from the disposal of property and equipment, certain non-income based taxes, losses on debt extinguishment, management fees, and gains and losses from the sale of available for sale securities.

We believe that the presentation of EBITDA and Adjusted EBITDA is appropriate to provide as additional information for investors. We consider it an important supplemental measure of our performance and we believe that both are frequently used by securities analysts, investors and other interested parties in the evaluation of high yield issuers.

As provided in General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01	Regulation FD Disclosure.

Press Release

On February 3, 2014, the Company and Lake Region issued a joint press release regarding the matters described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company is furnishing the information in this Item 7.01 to comply with Regulation FD. As provided in General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

Debt Commitment Letter and Contemplated Refinancing

In connection with the Merger, the Company obtained commitments with respect to an aggregate of $1.13 billion of debt financing, sufficient to provide the full amount of financing required to consummate the Merger and to refinance the Company’s existing notes and credit facilities. These commitments will be documented in credit agreements to be negotiated with a syndicate of banks comprised of UBS AG, Stamford Branch, Goldman Sachs Bank USA, and KKR Capital Markets LLC. The commitment is subject to customary conditions.

In connection with the Merger and new financing, it is anticipated that the Company’s existing senior notes and senior subordinated notes will be repurchased or redeemed in full.

Forward Looking Statements

This document includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Such statements may include, but are not limited to, statements about the benefits of the proposed Merger of the Company with Lake Region, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Actual results may differ from those set forth in the forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Joint press release issued by the Company and Lake Region on February 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2014	ACCELLENT INC.

	By:	/s/ Richard E. Johnson
	Name:	Richard E. Johnson
	Title:	Interim Chief Financial Officer Principal Financial and Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Joint press release issued by the Company and Lake Region on February 3, 2014.